CONSULTING AGREEMENT


                  THIS AGREEMENT is entered into as of the 1st day of December, 1998, by and between Willamette Industries, Inc., an Oregon corporation ("Corporation"), and William Swindells ("Swindells").

                  WHEREAS, Swindells has served as an executive officer of Corporation for many years, is now its Chairman of the Board and Chief Executive Officer and has knowledge and experience of significant value to Corporation; and

                  WHEREAS, in order to provide for an orderly management succession it is presently contemplated that Swindells will retire as Chairman and Chief Executive Officer of Corporation, effective December 1, 1998; and

                  WHEREAS, Corporation wishes to continue to avail itself of Swindells' experience and knowledge by retaining Swindells to provide consulting services to Corporation with respect to the business of Corporation; and

                  WHEREAS, Swindells desires to perform such services;

                  NOW, THEREFORE, in consideration of the foregoing, and of the mutual agreements herein contained, Swindells and Corporation agree as follows:

                  1.       Consulting Services.

                           (a) Term of Service.  Corporation  hereby agrees that
it will engage Swindells, and Swindells agrees that he will serve, as a consultant to Corporation for a period (the "Term") commencing on December 1, 1998, and ending on November 30, 1999, or earlier in the event of death or disability of Swindells. Swindells will be deemed disabled only if, on the basis of medical evidence acceptable to the Board of Directors of Corporation, Swindells has a physical or mental condition resulting from unavoidable impairment of mind or body which can be expected to result in death or to be of long-continued and indefinite duration and which, in the discretion of the Board of Directors of Corporation, prevents Swindells from engaging in any employment or occupation for remuneration or profit. Following November 30, 1999, the Term will extend for three consecutive one-year periods unless terminated by Corporation or Swindells upon notice given not less than 30 days prior to the commencement of any such one-year period; provided however that such extended Term shall not extend beyond the death or disability of Swindells, or the retirement of Swindells from the Board of Directors of Corporation.

                           (b)  Nature of  Consulting  Services.  To the  extent
reasonably requested by Corporation, Swindells shall consult with and advise Corporation with respect to acquisitions and strategic planning, capital expenditures, product development and general corporate and organizational matters. The Corporation shall not direct the manner or means by which Swindells performs services under this Agreement. The consulting services shall be provided in Portland, Oregon at times determined by Swindells except as the parties may otherwise agree. Corporation shall provide Swindells with adequate information and resources to allow Swindells to perform effectively the services contemplated by this Agreement.

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                           (c)  Nature  of   Relationship.   For  all  purposes,
including that of determining Swindells' eligibility for participation in Corporation's employee benefit plans, Swindells' relationship to Corporation during the Term shall be that of an independent contractor and not an employee.

                  2. Agreement Not to Compete. Swindells hereby agrees that, during the Term, he will not, directly or indirectly, either as principal, agent, stockholder, employee or in any other capacity, without the prior approval of the Board of Directors of Corporation, engage in any activity or be employed by, assist or have an equity interest in, any business or other entity that competes in any material respect with Corporation; provided, however, that such prohibited activity shall not include the ownership of one percent (1%) or less of the voting securities of any publicly traded corporation regardless of the business of such corporation. Swindells acknowledges and agrees that a material breach by Swindells of the provisions of this Section will constitute such damage as will be irreparable and the exact amount of which will be impossible to ascertain and for that reason agrees that Corporation will be entitled to an injunction to be issued by any court of competent jurisdiction restraining and enjoining Swindells from violating the provisions of this Section. The right of injunction shall be in addition to and not in lieu of any other remedy available to Corporation for such breach or threatened breach, including the recovery of damages from Swindells.

                  3. Confidential Information. Swindells shall continue to hold confidential for the benefit of Corporation all secret or confidential information, knowledge or data relating to Corporation that shall have been obtained by Swindells during his employment by Corporation or during the Term and that shall not have become public knowledge.

                  4. Fees for Services. In consideration of the consulting services to be performed by Swindells hereunder and for the covenants of Swindells contained herein, Corporation shall pay Swindells consulting fees at the rate of $10,000 per month during the Term. The obligation of Corporation to make the foregoing payments to Swindells shall terminate upon the death or disability of Swindells except with regard to accrued and unpaid amounts. While receiving fees for services under this Agreement, Swindells shall not receive annual retainer payments made to non-employee directors of the Corporation, but shall receive fees for board and committee meetings attended and all other amounts payable to non-employee directors of Corporation.

                  5. Other Matters. During the Term, Corporation shall provide Swindells with the following:

                           (a) Expenses. Reimbursement for all reasonable travel
and other business expenses incurred by Swindells in the performance of his duties hereunder;

                           (b) Office Space;  Secretary.  Office space, together
with the services of a secretary, appropriate to the status of Swindells hereunder; and

                           (c) Club  Expenses.  Dues,  fees and expenses for the
following clubs: Arlington Club.

                           (d)  Parking  in the  building  in  which  Swindells'
office is located.

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                  6. Scope of Agreement.  Nothing in this Agreement  shall limit such rights as Swindells may have under any other agreements with Corporation. Amounts which are vested benefits or which Swindells is otherwise entitled to receive under any plan or program of Corporation shall be payable in accordance with such plan or program.

                  7. Indemnification.  Corporation shall indemnify Swindells and his legal representatives to the fullest extent permitted by the laws of the state of Oregon, the Articles of Incorporation, or the Bylaws of Corporation as in effect as of the date of this Agreement and from time to time thereafter against all claims, loss, damages, costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of the services performed by Swindells pursuant to this Agreement. Corporation will, upon request by Swindells, promptly advance or pay any amounts for costs, charges or expenses (including, but not limited to, reasonable legal fees and expenses incurred by counsel retained by Swindells) in respect of his right to indemnification hereunder, subject to a later determination as to Swindells' ultimate right to receive such payment. Swindells' rights under this Agreement shall be in addition to, and not in lieu of, any other rights Swindells may have to indemnification by Corporation.

                  8. Successors. This Agreement is personal to Swindells and without the prior written consent of Corporation shall not be assignable by Swindells. This Agreement shall inure to the benefit of and be binding upon Corporation and its successors. Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation would be required to perform it if no such succession had taken place.

                  9. Miscellaneous.

                           (a) Governing Law. This  Agreement  shall be governed
by and construed in accordance with the laws of the state of Oregon, without reference to principles of conflict of laws.

                           (b)  Notices.  All notices  and other  communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to Swindells:

                           Mr. William Swindells
                           1100 S.W. Myrtle Drive
                           Portland, Oregon  97201

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                           If to Corporation:

                           Willamette Industries, Inc.
                           3800 First Interstate Tower
                           1300 S.W. Fifth Avenue
                           Portland, Oregon  97201

                           Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee or three days following mailing, as provided above, whichever shall first occur.

                           (c) Severability.  The invalidity or unenforceability
of  any  provision  of  this   Agreement   shall  not  affect  the  validity  or
enforceability of any other provision of this Agreement.

                           (d)  Withholding.  Corporation  may withhold from any
amounts payable under this Agreement such amounts as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e)  Entire  Agreement;   Amendment.  This  Agreement
contains the entire understanding of Corporation and Swindells with respect to the subject matter hereof, and may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  IN WITNESS WHEREOF, Swindells has hereunto set his hand and, pursuant to the authorization from its Board of Directors, Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.




                                       -----------------------------------------
                                       William Swindells



                                       WILLAMETTE INDUSTRIES, INC.


                                       By  -------------------------------------
                                           Duane C. McDougall, President

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